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            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm under the captions "Financial Highlights" in the Prospectuses and "Independent Registered Public Accounting Firm" and "Financial Statements" in the Statement of Additional Information, and to the incorporation by reference in this Registration Statement (Form N-1A) (Post-Effective Amendment No. 126 to File No. 033-70742; Amendment No. 128 to File No. 811-08090) of Lincoln Variable Insurance Products Trust of our reports dated February 17, 2012, with respect to the LVIP BlackRock Inflation Protected Bond Fund, LVIP Delaware Bond Fund, LVIP Delaware Diversified Floating Rate Fund, LVIP Global Income Fund, LVIP J.P. Morgan High Yield Fund, LVIP Money Market Fund, and LVIP SSgA Bond Index Fund, included in the 2011 Annual Reports to shareholders.

                                                          /s/ Ernst & Young LLP

Philadelphia, Pennsylvania
April 3, 2012

1148130/1                                               LVIP Fixed Income Funds